Exhibit 99.4
F.N.B. Corporation Completes Common Stock Offering
F.N.B. Corporation Sells 24,150,000 Shares of Common Stock
Hermitage, PA – June 16, 2009 - F.N.B. Corporation (NYSE: FNB) announced today that it has completed its public offering of 24,150,000 shares of common stock at a price of $5.50 per share, including 3,150,000 shares of common stock purchased by the underwriters pursuant to their over-allotment option, which was exercised in full. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $125.8 million.
“This capital raise positions us to take advantage of growth opportunities, both organic and through acquisitions, due to market turmoil,” stated Stephen J. Gurgovits, Chairman, President and CEO of F.N.B. Corporation. “The capital raise will strengthen our tangible common equity ratio and provide us the flexibility to consider the repurchase of $100 million of preferred shares issued under the Capital Purchase Program.”
This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. A registration statement and prospectus relating to these securities have been filed with the Securities and Exchange Commission and is effective. A copy may be obtained free of charge at the Investor Relations section of F.N.B. Corporation’s Web site at: www.fnbcorporation.com. Alternatively, you may obtain a copy of the prospectus from the SEC’s Web site at: www.sec.gov, or by contacting the underwriters at: Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, New York 10019 or by calling toll-free at (800) 966-1559.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.5 billion as of March 31, 2009. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Tennessee and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk

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factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com